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                                                                      EXHIBIT 21

                               HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT

     Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

                  Navajo Corp.              (Del.)
                  Navajo Holdings, Inc.     (N.M.)
                  Holly Petroleum, Inc.     (Del.)
                  Black Eagle, Inc.         (Del.)

     Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

     Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), and Navajo Western Asphalt Company (N.M.).

     Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co. (Del.).

     Navajo Pipeline Co. owns 100% of the stock of Navajo Southern, Inc. (Del).

     Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

     Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.